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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   ISHARES NATIONAL AMT-FREE MUNI BOND ETF (ISHMUNI)
   ISHARES NEW YORK AMT-FREE MUNI BOND ETF (ISHNY)
   BlackRock Allocation Target Shares : Series E Portfolio (BATSE)
   BlackRock Municipal Income Investment Trust (BBF)
   BlackRock New York Municipal Income Trust II (BFY)
   BlackRock Municipal Bond Investment Trust (BIE)
   BlackRock New York Municipal Income Trust (BNY)
   BlackRock National Municipal Fund of Blackrock Municipal Bond Fund, Inc. (BR-NATL)
   BlackRock New York Municipal Opportunities Fund of BlackRock Multi-State Mu (BR-NYMO)
   BlackRock Strategic Municipal Trust (BSD)
   BlackRock Long-Term Municipal Advantage Trust (BTA)
   BlackRock MuniHoldings New York Quality Fund, Inc. (MHN)
   BlackRock MuniYield New York Quality Fund, Inc. (MYN)
   BlackRock New York Municipal Bond Trust (BQH)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  02-19-2016

Security Type:                  BND/MUNI

Issuer Metropolitan Transpotation Authority Transportation Revenue Green Bonds Series 2016A

Selling Underwriter             SAMUEL A. RAMIREZ & CO., INC

Affiliated Underwriter(s)       [X] PNC Capital markets, LLC
                                [_]

List of Underwriter(s)          Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated, Jefferies & Company, Inc.,
                                Morgan Stanley & Co. LLC, Citigroup Global
                                Markets Inc., J.P. Morgan Securities LLC, RBC
                                Capital Markets, Wells Fargo Securities, LLC,
                                Samuel A. Ramirez & Company, Inc, Drexel
                                Hamilton, LLC, Stern Brothers & Co., Goldman,
                                Sachs & Co., Loop Capital Markets LLC, Siebert
                                Brandforf Shank & Co., LLC, Academic
                                Securities Inc., Cabrera Capital Markets, LLC,
                                Fidelity Capital Markets, M&T Securities,
                                Inc., Piper Jaffray & Co., Rice Financial
                                Products Company, TD Securities (USA) LLC,
                                Barclays Capital Inc, Duncan Williams, Inc.,
                                Janney Montogomery Scott, Mesirow Financial,
                                Inc., PNC Capital Markets LLC, Roosevelt &
                                Cross, Incorporated, U.S. Bancorp Investments,
                                Inc., BNY Mellon Capital Markets, Estrada
                                Hinojosa & Company, Inc., KeyBanc Capital
                                Markets Inc., Oppenheimer & Co., Raymond
                                James, Stifel, The Williams Capital Group, L.P

                                  Page 1 of 2

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Rule 10f-3 Report - Definitions                                           LOGO

TRANSACTION DETAILS

Date of Purchase      02-19-2016

Purchase Price/Share      $115.576  Total Commission, Spread or Profit
(PER SHARE / % OF PAR)       (3.43)
                          $103.564
                             (3.58)                                        0.487%

1. Aggregate Principal Amount Purchased (a+b)                            $130,355,000
                                                                         ------------
   a. US Registered Funds
      (Appendix attached with individual Fund/Client purchase)           $107,500,000
                                                                         ------------
   b. Other BlackRock Clients                                            $ 22,855,000
                                                                         ------------
2. Aggregate Principal Amount of Offering                                $782,520,000
                                                                         ------------
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                         0.1666

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_]  U.S. Registered Public Offering.. [Issuer must have 3 years of continuous operations]
[_]  Eligible Rule 144A Offering...... [Issuer must have 3 years of continuous operations]
[X]  Eligible Municipal Securities
[_]  Eligible Foreign Offering........ [Issuer must have 3 years of continuous operations]
[_]  Government Securities Offering... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

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Rule 10f-3 Report - Definitions                                           LOGO


FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:  Dipankar Banerjee                              Date: 02-25-2016
               ------------------------------------
               Global Syndicate Team Member

Approved by:   Steven DeLaura                                 Date: 02-25-2016
               ------------------------------------
               Global Syndicate Team Member

DEFINITIONS

TERM        DEFINITION
Fund Ratio  Number appearing at the bottom of page 1 of 2 of the Rule 10f-3
            Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

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Rule 10f-3 Report - Definitions                                           LOGO

TERM                       DEFINITION
Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a)  the offering is subject to regulation
                                in such country by a "foreign financial
                                regulatory authority," as defined in
                                Section 2(a)(50) of the Investment
                                Company Act of 1940;

                           (b)  the securities were offered at a fixed
                                price to all purchasers in the offering
                                (except for any rights to purchase
                                securities that are required by law to
                                be granted to existing security holders
                                of the issuer);

                           (c)  financial statements, prepared and
                                audited as required or permitted by the
                                appropriate foreign financial
                                regulatory authority in such country,
                                for the two years prior to the
                                offering, were made available to the
                                public and prospective purchasers in
                                connection with the offering; and

                           (d)  if the issuer is a "domestic issuer,"
                                i.e., other than a foreign government,
                                a national of any foreign country, or a
                                corporation or other organization
                                incorporated or organized under the
                                laws of any foreign country, it (1) has
                                a class of securities registered
                                pursuant to section 12(b) or 12(g) of
                                the Securities Exchange Act of 1934 or
                                is required to file reports pursuant to
                                section 15(d) of that act, and (2) has
                                filed all the material required to be
                                filed pursuant to section 13(a) or
                                15(d) of that act for a period of at
                                least 12 months immediately preceding
                                the sale of securities (or for such
                                shorter period that the issuer was
                                required to file such material)

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Rule 10f-3 Report - Definitions                                           LOGO

TERM                            DEFINITION
Eligible Municipal Securities   The securities:

                                (a)  are direct obligations of, or
                                     obligations guaranteed as to principal
                                     or interest by, a State or any
                                     political subdivision thereof, or any
                                     agency or instrumentality of a State or
                                     any political subdivision thereof, or
                                     any municipal corporate instrumentality
                                     of one or more States, or any security
                                     which is an industrial development bond
                                     (as defined in section 103(c)(2) of
                                     Title 26) the interest on which is
                                     excludable from gross income under
                                     certain provisions of the Internal
                                     Revenue Code;

                                (b)  are sufficiently liquid that they can
                                     be sold at or near their carrying value
                                     within a reasonably short period of
                                     time; and

                                (c)  either

                                     (1)  are subject to no greater than
                                          moderate credit risk; or

                                     (2)  if the issuer of the municipal
                                          securities, or the entity
                                          supplying the revenues or other
                                          payments from which the issue is
                                          to be paid, has been in continuous
                                          operation for less than three
                                          years, including the operation of
                                          any predecessors, the securities
                                          are subject to a minimal or low
                                          amount of credit risk.

                                Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a)  the securities are offered or sold in
                                     transactions exempt from registration
                                     under Section 4(2) of the Securities
                                     Act of 1933, Rule 144A thereunder, or
                                     Rules 501-508 thereunder;

                                (b)  the securities were sold to persons
                                     that the seller and any person acting
                                     on behalf of the seller reasonably
                                     believe to include qualified
                                     institutional buyers, as defined in
                                     Rule 144A ("QIBs"); and

                                (c)  the seller and any person acting on
                                     behalf of the seller reasonably believe
                                     that the securities are eligible for
                                     resale to other QIBs pursuant to Rule
                                     144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

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Rule 10f-3 Report - Definitions                                           LOGO

TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.